Exhibit 99.1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of common stock of Pharmion Corporation is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


Dated: April 14, 2004


                                                       *
                                       ----------------------------------
                                       Pasquale DeAngelis, individually, as a member of ProQuest Associates II LLC, and as a member of ProQuest Associates II LLC on behalf of ProQuest Investments II, L.P. and ProQuest Investments II Advisors Fund, L.P.




                                                       *
                                       ----------------------------------
                                       Jay Moorin, individually




                                                       *
                                       ----------------------------------
                                       Alain Schreiber, individually




                                                       *
                                       ----------------------------------
                                       Joyce Tsang, individually


*By: /s/ Pasquale DeAngelis
     -------------------------
        Pasquale DeAngelis, Attorney-in-Fact
        Power of attorney filed as an exhibit hereto